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                                  EXHIBIT 10(c)

                           SHARE ACQUISITION AGREEMENT

This Share Acquisition Agreement (the "AGREEMENT") is made and entered into by and between SOLVIS GROUP, INC., a Nevada Corporation ("QPI"), IMAGING TECHNOLOGIES CORPORATION, a Delaware corporation ("ITEC"), and JOHN CAPEZZUTO, an adult individual ("MR. CAPEZZUTO") (each referred to herein as a "Party" and together referred to as the "Parties"), and is based upon the following
Recitals:

                                 R E C I T A L S
================================================================================

A. On November 28, 2000 QPI and ITEC entered into a letter of intent regarding a certain share acquisition transaction (the "TRANSACTION"), which was followed by the execution of a definitive agreement, made and entered into by ITEC and QPI on December 11, 2000 (the "DEFINITIVE AGREEMENT"). The Definitive Agreement contemplated the Transaction, which called for ITEC to assume the then current liabilities of QPI in exchange for QPI issuing to ITEC thirty seven million five hundred thousand (37,500,000) shares of restricted QPI common stock. Effective September 14, 2001, QPI, ITEC and John Capezzuto entered into a Settlement Agreement and Mutual General Release (the "Settlement Agreement"), which contemplated the Transaction on different terms.

B. As of the date of this Agreement, the Transaction contemplated in the Definitive Agreement and in the Settlement Agreement has not closed.

C. The Parties have decided to amicably terminate the Definitive Agreement and the Settlement Agreement and to consummate the Transaction on the terms set forth herein.

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants recited, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

                                A G R E E M E N T
================================================================================

1. TERMS OF SHARE ACQUISITION.

         1.1 ACQUISITION OF QPI SHARES. At the Closing, ITEC shall be issued one hundred ten million (110,000,000) restricted shares of QPI common stock (the "QPI SHARES").

         1.2 LIQUIDATION OF DEBT. ITEC shall be responsible to liquidate the trade liabilities of QPI as of the Closing (the "QPI LIABILITIES"), up to a maximum of two hundred thousand dollars ($200,000) to the satisfaction of the respective creditors of QPI to whom such liabilities are owed. ITEC shall also convey to QPI twelve million five hundred thousand (12,500,000) shares of ITEC common stock (the "ITEC SHARES") to be used by QPI to retire the convertible debentures referred to in
                  Section 5, below. The number of ITEC Shares shall be adjusted for any stock splits, reverse splits, stock consolidations or similar events that occur after the date this Agreement is signed and before the ITEC Shares are issued.

         1.3 FORGIVENESS OF DEBT. As of the Closing, ITEC shall forgive all current debt owed to it by QPI, and QPI shall forgive all current debt owed to it by ITEC.

2. TERMINATION OF THE DEFINITIVE AGREEMENT AND THE SETTLEMENT AGREEMENT. By their execution and delivery of this Agreement, the Parties mutually terminate the Definitive Agreement and the Settlement Agreement, effective this date, and forever disclaim any rights, interests or claims which any Party had resulting from or arising out of the Definitive Agreement or the Settlement Agreement, or in any way relating or concerning the representations made, actions or omissions to act of the Parties (or any of them) or any other matters in any way relating to the Definitive Agreement or the Settlement Agreement. No Party shall have any right, duty or obligation to perform under any of the terms of the Definitive Agreement or the Settlement Agreement, or any one or more of them, or shall have any duties or obligations to any other Party arising out of or relating to the Transaction, except for the performance of the terms expressly set forth in this Agreement.

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3.       FIRST RIGHT OF REFUSAL. QPI agrees that, for a period of five (5) years commencing on the date of execution of this Agreement, (i) no other shares of QPI common stock, above and beyond the QPI Shares, shall be sold for the purpose of capital raising without ITEC having the first right of refusal to purchase any number of shares of QPI common stock up to the number which the third party is offering to purchase on the same terms as offered by the third party; and no sale or issuance of QPI common stock in excess of five percent (5%) of the then total issued and outstanding shares shall be done for any purpose without ITEC having the first right of refusal to purchase additional shares of QPI common stock, at the price equal to the consideration being received by QPI for the shares to be issued (but in no case more than the then current market price) in such number to maintain its percentage ownership of the then total issued and outstanding shares. Such first right of refusal must be exercised within ten (10) business days of notice being delivered to ITEC regarding another entity or individual's interest in purchasing shares of QPI common stock or of QPI's intent to otherwise issue shares of QPI common stock.

4. DISTRIBUTION AGREEMENT. QPI and ITEC shall enter into a Non-Exclusive Distribution Agreement (the "DISTRIBUTION AGREEMENT"), substantially in the form attached hereto as Exhibit A, in which QPI shall grant to ITEC a non-exclusive license to advertise, market, sell and distribute QPI's PHOTOMOTION IMAGES(TM) products.

5. QPI DEBENTURES. As part of the Definitive Agreement and the Settlement Agreement, ITEC was responsible for the assumption of certain debentures issued by QPI (the "DEBENTURES") and held by certain debenture holders (the "DEBENTURE HOLDERS"). As this Settlement Agreement confirms the amicable termination of the Definitive Agreement and the Settlement Agreement, QPI will now retain all liability associated with the settling of the Debentures. QPI shall use the ITEC Shares to retire the Debentures and associated accrued interest. QPI has entered into releases with the Debenture Holders, which are attached hereto as Exhibits B, C, D, E, and F, and which will be affirmed in writing prior to the Closing.

6. ITEC shall reimburse Mr. Capezutto or pay on his behalf up to Forty-five thousand dollars ($45,000.00) for the costs associated with returning to QPI his paychecks which have not been cashed and filing related amended income tax returns. Such payment on the behalf of Mr. Capezutto to the IRS or other tax authorities shall be made as required by said entity.

7. SHAREHOLDER VOTE. Insofar as may be necessary under applicable law, either (a) a meeting of the shareholders of QPI for the special purpose of approving the transactions contemplated by this Agreement shall be promptly scheduled; or (b) the Articles of Incorporation and/or the Bylaws of QPI shall be appropriately amended to eliminate the requirement for such approval. In either case, Mr. Capezzuto hereby agrees to vote all of his QPI shares and all shares to which he has control or voting rights in favor of approval of the transactions contemplated by this Agreement or in favor of any appropriate amendment to the Articles of Incorporation and/or the Bylaws of QPI.

8. CONTINUING COVENANTS OF THE PARTIES. By their execution and delivery of this Agreement, the Parties each hereby covenant and agree that they shall at all times conduct themselves as follows:

         (a) Each Party shall treat and maintain all Confidential Information (as hereafter defined) belonging to the other Party, and which was obtained through the Agreements or otherwise, in complete confidence, and shall not disclose, divulge or disseminate any of such Confidential Information, nor provide any oral or written summaries, extracts, excerpts or compilations thereof, for any purpose or to any person, without the prior written consent of the Party to which the information originated, which consent need not be given; for purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean information of competitive advantage and/or value to the Party it originates from which is not part of the public domain and not generally known in the trade, and which may give the Party an advantage over its competitors who do not know or use such information, including, without limitation, information concerning practices, business policies, pricing structures, information concerning existing or prospective customers, business development policies and strategies, vendor relationships and agreements, internal corporate matters, trade secrets and generally private information concerning the business, operations, financial condition, growth and development, or future prospects of the Party;

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         (b)      Neither Party shall make any public release or filing
                  concerning this Settlement Agreement or the transactions contemplated hereby without prior approval of other Party. If no response is received from the Party of whom response is requested within three (3) business days of receipt, then right to publish such release or filing shall be deemed given.

9. GENERAL RELEASE OF CLAIMS BY THE PARTIES. As further consideration for this Agreement and the termination of the Definitive Agreement and the Settlement Agreement, each Party hereby releases and discharges the other Party, and its own and the other Party's respective officers, directors, employees, partners, attorneys, consultants, agents, representatives and assigns, and their insurance companies, and each and all of them, of and from any and all obligations, liabilities, guarantees, actions, causes of action, damages, judgments, executions, debts, costs, expenses, attorney fees, taxes, liens, notes, securities, stocks, bonds, investments, claims, and demands whatsoever under the laws of the State of California, and of any other state of the United States and/or the United States of America and the laws of any other nation, country, territory or jurisdiction, arising out of or resulting from the Transaction, the Definitive Agreement and/or the Settlement Agreement, from the beginning of time to and including the effective date of this Agreement, except as expressly and specifically set forth in this Agreement.

         CIVIL CODE SECTION 1542 WAIVER. It is further understood and agreed that each Party specifically and expressly waives any and all rights under
Section 1542 of the California Civil Code, or any analogous federal, state or municipal law, rule, regulation or ordinance. Section 1542 provides as follows:

                 CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE
                 ----------------------------------------------

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him, must have materially effected his settlement with the debtor."

10. ATTORNEYS FEES AND COSTS. The Parties agree that each will bear their own costs and attorneys' fees incurred in connection with the preparation, execution and delivery of this Agreement, and the performance of their respective obligations contained herein, except as otherwise expressly stated in this Agreement.

11. REPRESENTATIONS AND WARRANTIES OF QPI. QPI hereby represents and warrants to ITEC, as of the date hereof, the following:

         11.1 QPI is a corporation duly organized and validly existing under the laws of the State of Nevada, and has full power and authority to enter into, execute and perform this Agreement which, once executed by QPI, shall be the valid and binding obligation of QPI, enforceable against it by any court of competent jurisdiction in accordance with their respective terms;

         11.2 The individuals signing this Agreement on behalf of QPI are the duly elected executive officers of QPI as so indicated, and have full power and authority to enter into and execute this Agreement for and on behalf of QPI;

         11.3 QPI is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts QPI from entering into and performing this Agreement in accordance with the terms herein, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with the terms herein by QPI.

         11.4 QPI has obtained, and at or prior to the execution of this Agreement delivered to the other Party (or, if it cannot be obtained and delivered by execution of this Agreement, then within five (5) days after its execution by QPI it shall provide to ITEC), written authorizations of the Board of Directors of QPI consenting to all of the transactions, terms and conditions contemplated by and included in this Agreement;

         11.5 QPI has the legal and corporate capability to enter into, execute and fully perform each transaction, agreement and undertaking set forth in or contemplated by this Agreement as of the date hereof, and shall continue to have the same throughout the entirety of this Agreement; and

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         11.6     With respect to the shares of QPI common stock to be delivered under Section 2.1(b) above, QPI hereby represents and warrants that it has filed all reports and other documents required to be filed by the SEC, the NASD and any state securities administration, and it shall continue to timely file and maintain such documents in order for investors in the QPI Shares to be able to make public sales of such shares under Rule 144 under the Securities Act of 1933; all of such filings are and will be true and correct when filed, and have not and will not contain any statement which is false or materially misleading; and QPI has not received any communication from any federal or state securities agency which asserts or indicates that either of the statements made in the preceding two clauses is untrue.

12. REPRESENTATIONS AND WARRANTIES OF ITEC. ITEC hereby represents and warrants to QPI, as of the date hereof as follows:

         12.1 ITEC is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full power and capacity to enter into, execute and perform this Agreement which, once executed by ITEC, shall be the valid and binding obligation of ITEC, enforceable against each of them by any court of competent jurisdiction in accordance with their respective terms; and

         12.2 the individuals signing this Agreement on behalf of ITEC are the duly elected executive officers of ITEC as so indicated, and have full power and authority to enter into and execute this Agreement for and on behalf of ITEC;

         12.3 ITEC is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts ITEC from entering into and performing this Agreement in accordance with the terms herein, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with the terms herein by ITEC;

         12.4 ITEC has obtained, and at or prior to the execution of this Agreement delivered to the other Party (or, if it cannot be obtained and delivered by execution of this Agreement, then within five (5) days after its execution by ITEC it shall provide to QPI), written authorizations of the Board of Directors of ITEC consenting to all of the transactions, terms and conditions contemplated by and included in this Agreement;

         12.5 ITEC has the legal and corporate capability to enter into, execute and fully perform each transaction, agreement and undertaking set forth in or contemplated by this Agreement as of the date hereof, and shall continue to have the same throughout the entirety of this Agreement;

         12.6     with respect to the QPI Shares being acquired by ITEC:

                  (a) ITEC is acquiring the QPI Shares for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; ITEC has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the QPI Shares (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

                  (b) this subscription for Shares by ITEC is not the result of any form of general solicitation or general advertising;

                  (c) ITEC hereby acknowledges that: (i) the offering of the QPI Shares was made only through direct, personal communication between ITEC and QPI; (ii) ITEC has had full access to material concerning QPI's planned business and operations, which material was furnished or made available to ITEC by officers or representatives of QPI; (iii) QPI has given ITEC the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (iv) ITEC understands and acknowledges that a purchaser of the QPI Shares must be prepared to bear the economic risk

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                           of such investment for an indefinite period because
                           of: (A) the heightened nature of the risks associated with an investment in QPI due to its status as an early-stage company, including without limitation the risk of loss of the entire amount of their investment; and (B) illiquidity of the QPI Shares due to the fact that (1) the QPI Shares have not been registered under the Securities Act of 1933 (the "ACT") or any state securities act (nor passed upon by the SEC or any state securities commission), and
                           (2) the QPI Shares may not be registered or qualified by ITEC under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the QPI Shares, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the QPI Shares;

                  (d) ITEC is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act, or, if ITEC is non-accredited, then it has sufficient business expertise and sophistication so as to be able to make a determination concerning the relative risks and merits of an investment in the securities, and has a pre-existing business or personal relationship with at least one of the shareholders, directors or executive officers of QPI;

                  (e) ITEC has received material concerning QPI's planned business and operations and carefully read it; the decision to make an investment in the QPI Shares has been taken solely in reliance upon the information contained such materials, and such other written information supplied by an authorized representative of QPI as ITEC may have requested; ITEC acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by ITEC, its attorneys, accountants and purchaser representatives upon request prior to tendering this Settlement Agreement, and that it has been informed by QPI that the books and records of QPI will be available for inspection by ITEC or its agents and representatives at any time, and from time to time, during reasonable business hours, upon reasonable notice and upon the signing of a Confidentiality Agreement between ITEC and QPI; ITEC further acknowledges that it (or its advisors, agents and/or representatives) has had a reasonable and adequate opportunity to ask questions of and receive answers from QPI concerning the terms and conditions of this subscription, the nature of the QPI Shares and the business and operations of QPI, and to obtain from QPI such additional information, to the extent possessed or obtainable without unreasonable effort or expense, as is necessary to verify the accuracy of the information contained in the materials provided by QPI; all such questions have been answered by QPI to the full satisfaction of ITEC; ITEC is not relying upon any oral information furnished by QPI or any other person in connection with his investment decision, and in any event, no such oral information has been furnished to ITEC which is in any way inconsistent with or contradictory to any information contained in the materials provided to ITEC by QPI in writing as described above;

                  (f) ITEC understands and acknowledges that the QPI Shares will be unsecured by QPI or any other person, and non-recourse to any shareholder, officer, director, employee, agent or representative of QPI; and

                  (g) ITEC has been advised to consult with an attorney regarding all legal matters concerning the purchase and ownership of the QPI Shares, and with a tax advisor regarding the tax consequences of purchasing such Shares.

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         12.7     With respect to the shares of ITEC common stock to be
                  delivered under Section 2.1(g) above, ITEC hereby represents and warrants that it has filed all reports and other documents required to be filed by the SEC, the NASD and any state securities administration, and it shall continue to timely file and maintain such documents in order for investors in the ITEC Shares to be able to make public sales of such shares under Rule 144 under the Securities Act of 1933; all of such filings are and will be true and correct when filed, and have not and will not contain any statement which is false or materially misleading; and ITEC has not received any communication from any federal or state securities agency which asserts or indicates that either of the statements made in the preceding two clauses is untrue.

13. CLOSING AND CONDITIONS TO CLOSING. The transactions contemplated by this Agreement shall be closed no later than thirty (30) days from the date of the last signature on this Agreement at the offices of ITEC (the "Closing"). Prior to the Closing, all of the following shall have occurred or the requirement for their occurrence shall have been waived in writing by all Parties:

         13.1 ITEC shall provide QPI with a certificate, signed by an officer of ITEC, that all representations and warranties of ITEC herein are true and correct as of the date of the Closing.

         13.2 QPI shall provide ITEC with a certificate, signed by an officer of QPI, that all representations and warranties of QPI herein are true and correct as of the date of the Closing.

         13.3 All of the current directors and officers of QPI shall have provided written resignations of their offices effective upon election of new directors and officers by a majority of the holders of the issued and outstanding shares of QPI common stock after the Closing. Mr. Capezutto shall have agreed in writing to remain as a member of the management of QPI in a position other than that of Chief Executive Officer.

         13.4 All of the trade debt of QPI and unpaid payroll other than due to Mr. Capezutto will be reduced to an amount not to exceed Two hundred thousand dollars ($200,000.00) and all other debt, including notes payable, debentures and unpaid payroll due to Mr. Capezutto, with the exception of the tax liabilities discussed below, will be eliminated through conversion to equity or otherwise.

         13.5 The Federal and State of California income tax liabilities of QPI, as a company and for the benefit of its past and current employees, currently in the amount of approximately Six hundred thousand dollars ($600,000.00), will be settled on terms that will include a payment plan of all net income of QPI up Twenty-five thousand dollars ($25,000.00) per month. ITEC will assist QPI in achieving such a settlement of these tax liabilities. Discussions regarding the settlement of these liabilities will have begun within fifteen (15) days of the date of the last signature to this Agreement.

         13.6 QPI will obtain written affirmation of the release of all liabilities of QPI under the Debentures from each of the Debenture Holders.

         13.7 The total number of shares of QPI common stock issued and outstanding as of the Closing shall not exceed Twenty million (20,000,000) shares.

         13.8 QPI will have obtained the approval of the transactions contemplated by this Agreement from its current shareholders.

14. TERMINATION. Either Party may immediately terminate this Agreement upon the material breach by the non-terminating Party of any agreement, covenant, representation or warranty contained herein, or (by the non-affected Party) upon the bankruptcy, insolvency or the filing of any voluntary or involuntary petition for bankruptcy by or against the non-terminating Party, or for the appointment of a receiver or the making of a request for a moratorium or assignment for the benefit of creditors generally against the non-terminating Party. In the event that this Agreement shall become terminated by reason of any of the foregoing circumstances, then the Parties hereby agree and acknowledge that such termination shall not disturb or unwind the releases of claims given by each Party to the other Party pursuant to Section 8 of this Agreement, the full and complete consideration for which was its entry into in good faith, and willingness to perform the terms hereof but for the termination of this Agreement by the Party whose actions or circumstances created the right to terminate this Agreement.

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15.      SUCCESSORS. This Agreement is binding upon and shall inure to the benefit of the Parties and each Party's respective successors, assigns, heirs, spouses, agents and personal representatives, enforceable against each of them in accordance with its terms.

16. ASSIGNMENT. This Agreement may not be assigned in whole or in part, by either Party, whether by operation of law or by contract, without the prior, written consent of the other Party, which consent may be given or withheld in the sole and exclusive discretion of such other Party.

17. ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter, and any and all prior discussions, negotiations, commitments and understandings related hereto are merged herein. No representations, oral or otherwise, express or implied other than those contained in this Agreement have been made by any Party. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the Parties to this Agreement.

18. PROVISIONS SEVERABLE. The Parties expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any section, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any jurisdiction, such sections, sentences, words, clauses or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties in each such jurisdiction.

19. WAIVER, MODIFICATION AND AMENDMENT. All waivers hereunder must be made in a signed writing, and failure by either Party at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of a breach or violation of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision. This Agreement may be modified or amended only by a later writing signed by all of the Parties.

20. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of San Diego. In the event either Party shall be forced to bring any legal action to protect or defend its rights under the Agreement, then the prevailing Party in such proceeding shall be entitled to reimbursement from the non-prevailing Party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

21. TITLES AND CAPTIONS. Paragraph titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision.

22. COUNTERPART SIGNATURE PAGES. This Agreement may be executed by the Parties through counterpart signature pages (and not as part of one document bearing all signatures consecutively), all of which, when together, shall constitute satisfaction of the signature requirements. Facsimile signature pages shall also be acceptable.

23. AUTHORITY. The undersigned individuals and/or entities execute this Agreement on behalf of their respective parties, and represent and warrant that said individual and/or entities are authorized to enter into and execute this Agreement on behalf of such Parties, that the appropriate corporate resolutions or other consents have been passed and/or obtained (if necessary), and that this Agreement shall be binding on the Party on whose benefit they are executing this Agreement.

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24.      NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any Party may hereafter indicate by notice delivered as set forth in this Section 24:

                  If to QPI:
                                    Quick Pix, Inc.
                                    7050 Village Drive, Suite F
                                    Buena Park, CA  90621
                                    Tel:    (714) 522-8255
                                    Fax:    (714) 521-1745
                                    Attn:   John Capezzuto, CEO

                  If to ITEC:
                                    Imaging Technologies Corporation
                                    15175 Innovation Drive
                                    San Diego, CA 92128
                                    Tel:    858-613-1300
                                    Fax:    858-207-6505
                                    Attn:   Brian Bonar, CEO and President

                  If to Mr. Capezzuto:
                                    Mr. John Capezzuto
                                    7050 Village Drive, Suite F
                                    Buena Park, CA  90621
                                    Tel:    (714) 522-8255
                                    Fax:    (714) 521-1745

25. SURVIVAL. Notwithstanding anything to the contrary, the obligations of the Parties under Sections 2, 8, 9, 14, and 24 above, and this Section 25, shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have set forth their hand as of the date and year first above written.

IMAGING TECHNOLOGIES CORPORATION

By:   /s/ Philip J. Englund
      Philip J. Englund
      Sr. Vice President, General Counsel

Dated:  June 12, 2002


SOLVIS GROUP, INC.

By:  /s/ John Capezutto
     John Capezutto
     CEO

Dated:  June 12, 2002


JOHN CAPEZZUTO

    /s/ John Capezutto
    John Capezutto

Dated:  June 12, 2002


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